UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2025

Central Index Key Number of the issuing entity: 0002096187

BANK5 2025-5YR18

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0000850779

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0000835271

JPMorgan Chase Bank, National Association

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC
Central Index Key Number of the sponsor: 0001102113

Bank of America, National Association

(Exact Names of the Sponsors as Specified in their Charters)

North Carolina	333-282099-08	56-1643598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (704) 374-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 9, 2025, Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”) caused the issuance of the BANK5 2025-5YR18 Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated and effective as of December 1, 2025 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Trimont LLC, as master servicer, K-Star Asset Management LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator, Deutsche Bank National Trust Company, as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Certificates consist of the following classes (each, a “Class”), designated as (i) the Class A-1,
Class A-2, Class A-3, Class X-A, Class X-B, Class A-S and Class B Certificates (collectively, the “Publicly Offered Certificates”) and (ii) the Class X-F, Class X-G, Class X-H, Class X-J, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E, Class E-1, Class E-2, Class E-X1, Class E-X2, Class F, Class G, Class H, Class J and Class R Certificates (collectively, the “Privately Offered Certificates”).

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate balance of $571,531,000, to Wells Fargo Securities, LLC (“WFS”), J.P. Morgan Securities LLC (“JPMS”), Morgan Stanley & Co. LLC (“MS&Co.”), BofA Securities, Inc. (“BofA Securities”), Academy Securities, Inc. (“Academy”), Drexel Hamilton, LLC (“Drexel”), Siebert Williams Shank & Co., LLC (“Siebert Williams” and, together with WFS, JPMS, MS&Co., BofA Securities, Academy and Drexel, in such capacity, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of November 19, 2025 (the “Underwriting Agreement”), between the Registrant, Wells Fargo Bank, National Association (“WFB”) and the Underwriters. The Publicly Offered Certificates were offered by the Underwriters for sale to the public, pursuant to the Registrant’s Preliminary Prospectus, dated November 13, 2025, and by the Prospectus, dated November 20, 2025 (the “Prospectus”), in negotiated transactions or otherwise, at varying prices determined at the time of sale.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached hereto as Exhibits 5.1, 8.1 and 23.1.

The Registrant sold all of the Privately Offered Certificates, having an aggregate certificate balance of $102,841,969, to WFS, JPMS, MS&Co., BofA Securities, Academy, Drexel and Siebert Williams (collectively in such capacity, the “Initial Purchasers”) pursuant to a Certificate Purchase Agreement, dated as of November 19, 2025, between the Registrant, WFB and the Initial Purchasers. The Registrant transferred the VRR Interest to WFB, JPMorgan Chase Bank, National Association (“JPMCB”), Morgan Stanley Bank, N.A. (“MSBNA”) and Bank of America, National Association (“BANA”) (in such capacity, the “VRR Retaining Parties”), pursuant to a VRR Interest Transfer Agreement, dated as of November 20, 2025, between the Registrant and the VRR Retaining Parties. The Privately Offered Certificates and the VRR Interest were sold and transferred, as applicable, in transactions exempt from registration under the Securities Act of 1933, as amended.

The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,670,356, were approximately $606,099,929. Of the expenses paid by the Registrant, approximately $0 was paid directly to affiliates of the Registrant, $466,313 in the form of fees were paid to the Underwriters, $500,712 were paid to or for the Underwriters and $4,703,332 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. Further information regarding such sales (including, as to the price per class of Publicly Offered Certificates) is available in the Underwriting Agreement attached as Exhibit 1.1 to the Registrant’s Form 8-K filed on November 21, 2025 and in the Prospectus referred to above. The related registration statement (file no. 333-282099) was originally declared effective on December 2, 2024.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated December 9, 2025.
8.1	Tax Opinion of Sidley Austin LLP, dated December 9, 2025 (included as part of Exhibit 5.1).
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Lee Green
Name: Lee Green
Title: Managing Director

Dated: December 9, 2025

Exhibit Index

Exhibit No.	Description

5.1	Legality Opinion of Sidley Austin LLP, dated December 9, 2025.
8.1	Tax Opinion of Sidley Austin LLP, dated December 9, 2025 (included as part of Exhibit 5.1).
23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).